EXHIBIT 3.31

CERTIFICATE OF THE PRESIDENT AND THE
SECRETARY OF SEALY, INCORPORATED

Richard C. Roe and Perry E. Doermann, President and Secretary, respectively, of Sealy, Incorporated, a Delaware corporation (the “Corporation”), do hereby certify that, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “Delaware Code”), the Restated Certificate of Incorporation of the Corporation attached as Exhibit A hereto was duly adopted by a Written Consent of the Directors of the Corporation Without a Meeting on September 8, 1987 in accordance with Section 141(f) of the Delaware Code, and by a Written Consent of a Stockholder of the Corporation in Lieu of a Meeting on September 8, 1987 (followed by appropriate notice) in accordance with Section 228 of the Delaware Code.

IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 9th day of September, 1987.

/s/ Richard C. Roe
Richard C. Roe,
President

/s/ Perry E. Doermann
Perry E. Doermann,
Secretary

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION
OF
SEALY, INCORPORATED

Sealy, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

1.             The original Certificate of Incorporation of Sealy, Incorporated was filed with the Secretary of State of Delaware on August 22, 1933 and was subsequently amended on several occasions.  A Restated Certificate of Incorporation was filed on March 13, 1972 and has been subsequently amended.

2.             This Restated Certificate of Incorporation, set forth below, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is Sealy, Incorporated.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and specifically, but not by way of limitation, to manufacture, produce, prepare, buy, sell, lease, distribute, export, import, dispose of, warehouse, store, transport, ship and generally deal in and with mattresses, pillows, bedding, bed springs and furniture of all kinds, and all articles and things used in the manufacture, production, preparation, distribution, storage and shipment thereof, and all apparatus, machinery, implements and devices for use either alone or in connection with such products, or in connection with the manufacture or production of which they are a factor.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one million (1,000,000) of which three hundred thousand (300,000) shares of the par value of ten cents ($.10) per share shall be Preferred Stock and seven hundred thousand (700,000) shares of the par value of ten cents ($.10) per share shall be Common Stock. Preferred Stock shall be issued from time to time (a) in one or more series with such distinctive serial designations; and (b) may have such voting powers, full or limited, or may be without voting powers; and (c) may be subject to redemption at such time or times and at such prices; and (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any class or classes of stock; and (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (g) shall have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

Each share of Common Stock shall entitled the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation.  The By-Laws of the Corporation shall provide whether voting for the election of Directors shall be by written ballot.

Any and all right, title, interest and claim in or any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

No holder of stock or securities of the Corporation (other than holders of voting Common Stock), as such, shall have any preemptive rights to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock of the Corporation.  Holders of voting Common Stock shall have the preemptive rights to which they are entitled under and pursuant to the common law of Delaware, provided, however, that no holder of voting Common Stock of the Corporation, as such, shall have any preemptive rights to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock of the Corporation, when such shares of stock or securities are issued (i) to an employee of the Corporation, (ii) to beneficiaries of an employee of the Corporation pursuant to exercise of a qualified stock option, (iii) to a subsidiary of the Corporation for use in the acquisition of stock or assets of another business, or (iv) to acquire stock or assets of another business by the Corporation or by a subsidiary of the Corporation.

FIFTH:  The Board of Directors of the Corporation shall have the power to make, alter or amend the By-Laws of the Corporation.

SIXTH: A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

SEVENTH:  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided paragraph (2) of this Article SEVENTH with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered such indemnitee while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article SEVENTH or otherwise.

If a claim under paragraph (1) of this Article SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnity has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, regardless of whether the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article SEVENTH with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the duly elected, qualified and acting President and Secretary of Sealy, Incorporated, do hereby execute this Restated Certificate of Incorporation this 9th day of September, 1987.

/s/ Richard C. Roe
Richard C. Roe,
President

ATTEST:

/s/ Perry E. Doermann
Perry E. Doermann,
Secretary

CERTIFICATE OF MERGER
Pursuant to Section 251(c) of the
General Corporation Law of the State of Delaware

MERGER OF
SEALY MERGING CORPORATION
into and with
SEALY, INCORPORATED

FIRST:  The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Sealy Merging Corporation	Delaware
Sealy, Incorporated	Delaware

SECOND:  An Agreement and Plan of Merger between the parties to the merger has been (i) approved and adopted by the unanimous written consent of the stockholder of Sealy Merging Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (“Delaware Law”) and by the written consent of the holder of a majority of the outstanding stock of Sealy, Incorporated entitled to vote thereon in accordance with the provisions of Section 228 of the Delaware Law and the written notice required pursuant to Section 228 has been waived by each stockholder entitled to notice in accordance with the provisions of Section 229 of the Delaware Law and (ii) certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251(c) of the Delaware Law.

THIRD:  The name of the surviving corporation is Sealy, Incorporated.

FOURTH:  The Restated Certificate of Sealy, Incorporated will be the Certificate of Incorporation of the surviving corporation, except that Article Fourth is amended as follows:

“FOURTH:  The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share.”

FIFTH:  The executed Agreement and Plan of Merger is on file at the principal place of business of Sealy, Incorporated at 525 West Monroe, Chicago, Illinois 60606.

SIXTH:  A copy of the Agreement and Plan of Merger will be furnished by Sealy, Incorporated, on request and without charge, to any stockholder of either constituent corporation.

IN WITNESS WHEREOF, Sealy, Incorporated has caused this certificate to be signed by its President and attested by its Secretary, this 1st day of October, 1987.

SEALY, INCORPORATED

	By:	/s/ Richard C. Roe
Richard C. Roe, President

ATTEST:

/s/ Perry E. Doermann
Perry E. Doermann,
Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

Sealy, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation:

“RESOLVED, that the Company’s Restated Certificate of Incorporation be amended to change the name of the Company from Sealy, Incorporated to “The Ohio Mattress Company Licensing and Components Group”.

“RESOLVED FURTHER, that the above resolution to change the Company’s name be recommended for approval by the sole stockholder of the Company.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Vice-president and attested by its Assistant Secretary this 3rd day of February, 1988.

Sealy, Incorporated

		By	/s/ Thomas L. Smudz
Vice President Finance

ATTEST

By	John D. Moran
Assistant Secretary

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

COMFORTSOURCE SLEEP CENTER, INC.

INTO

THE OHIO MATTRESS COMPANY

LICENSING AND COMPONENTS GROUP

The Ohio Mattress Company Licensing and Components Group, a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST:  That this corporation was incorporated on the 22nd day of August, 1933, pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That this corporation owns all of the outstanding shares of the stock of ComfortSource Sleep Center, Inc., a corporation incorporated on the 8th day of March, 1984, pursuant to the General Corporation Law of the State of Delaware.

THIRD:  That this corporation, by the following resolutions of its Board of Directors, duly adopt by the unanimous written consent of its members, filed with the minutes of the board on the 23rd day of May, 1988, determined to and did merge into itself said ComfortSource Sleep Center, Inc.

RESOLVED, that The Ohio Mattress company Licensing and Components Group merge, and it hereby does merge into itself said ComfortSource Sleep Center, Inc., and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the day of filing with the Secretary of Delaware.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said ComfortSource Sleep Center, Inc. and assume its liabilities and obligations, and the date of adoption thereof, to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FOURTH:  Anything herein or elsewhere to the contrary notwithstanding this merger may be amended, or terminated and abandoned by the board of directors of The Ohio Mattress Company Licensing and Components Group at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, said Sealy, Incorporated has caused this certificate to be signed by Thomas L. Smudz, its Vice President, and attested by John D. Moran, its Assistant Secretary, this 21st day of May, 1988.

The Ohio Mattress Company Licensing and Component Group

	By:	/s/ Thomas L. Smudz
Thomas L. Smudz

ATTEST:

/s/ John D. Moran
John D. Moran
Assistant Secretary

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